EXECUTION COPY

                2000 SHAREHOLDERS' AGREEMENT


      This 2000 Shareholders' Agreement ("Agreement"), dated as of the 27th day of March, 2000, is among ETABLISSEMENTS DELHAIZE FRERES ET CIE "LE LION" S.A., a Belgian corporation ("Delhaize"), DELHAIZE THE LION AMERICA, INC., a Delaware corporation and wholly owned subsidiary of Delhaize ("Detla"), and DELHAIZE AMERICA, INC., a North Carolina corporation (the "Company").

                    STATEMENT OF PURPOSE

      Delhaize and Detla (hereinafter collectively referred to as the "Shareholders") own, in the aggregate, approximately 46.6% percent of the issued and outstanding nonvoting Class A common stock, par value $.50 per share, and 55.6% percent of the issued and outstanding voting Class B common stock, par value $.50 per share, of the Company. The Company recognizes the expertise and experience of the Shareholders in the retail food business and desires to ensure that the Company will continue to benefit from such expertise and experience. The Company and the Shareholders recognize the importance of retaining the current management of the Company, and desire that management should continue to have full responsibility for the day to day management of the Company, subject to the authority of the Board of Directors. The Shareholders and the Company recognize that they have had a mutually beneficial relationship of long-standing (in part by reason of the corporate governance provisions of certain past agreements among the Shareholders and other past and present management shareholders of the Company) and believe that the continuation of such relationship on a long-term basis is in the best interest of the Company. The Shareholders and the Company further recognize that provision must be made for the nomination of independent and certain other directors. The Shareholders and the Company desire to achieve their purposes by entering into this Agreement relating to certain corporate governance matters affecting the Company, including the voting of stock or other securities of the Company now or hereafter owned by the Shareholders.

                          AGREEMENT

      l. Nomination and Election of Directors. Subject to the fiduciary duties of directors under North Carolina law or except as the Board of Directors of the Company by Special Vote (as defined in Section 3 hereof) shall otherwise direct:

           (a) Simultaneously with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 1999, by and between the Company and Hannaford Bros. Co. (the "Merger Agreement"), the Company's Board of Directors shall cause the bylaws of the Company with respect to the Nominating Committee of the Board of Directors to be consistent with the provisions set forth in this paragraph 1. Subject to the consummation of such transactions, the composition of the Nominating Committee, the composition of each slate of directors to be nominated and the other responsibilities of the Nominating Committee shall be as set forth below:

                (i)   The Nominating Committee shall consist
     of three directors, one of whom shall have been designated by the Shareholders, one of whom shall be the Chief Executive Officer of the Company (or his designee from among the members of the Board of Directors of the Company) and one of whom shall be an independent director;

                (ii) The slate of directors nominated by the
     Nominating Committee shall consist of twelve (12) persons, six (6) of whom shall have been proposed by the Chief Executive Officer of Delhaize (hereinafter the "Delhaize Designees"), two (2) of whom shall have been proposed by the Chief Executive Officer of the Company (hereinafter the "CEO Designees"), and four (4) of whom shall be independent directors;

                (iii)      In  the event that  any  director
     ceases to be a director of the Company, then the Nominating Committee shall nominate an appropriate person to fill such vacancy, selected in the same manner as the director who ceased being director. Thus, in the event a Delhaize Designee ceases to be a director, the vacancy left thereby shall be filled by a new Delhaize Designee; in the event a CEO Designee ceases to be a director, the vacancy left thereby shall be filled by a new CEO Designee; and in the event an independent director ceases to be a director, the vacancy left thereby shall be filled by a new independent director.

                (iv) The Nominating Committee shall meet  at
     least once a year to determine the proposed slate of directors to be submitted to the annual meeting of shareholders for election. In addition, it shall meet each time a meeting of the shareholders is called for the purpose of electing one or more directors. It shall also meet within thirty (30) days of notice of any vacancy occurring in the Board of Directors to nominate a director to fill such vacancy. It may solicit the views of shareholders of the Company for suggestions with regard to possible independent directors. It will assess the independence of each such candidate (which shall at a minimum require that the candidate not be currently or previously employed, nor currently paid as a consultant, by the Company or its affiliates or officers or by either of the Shareholders or their respective affiliates or officers) and will consider any other potential for conflict of interest of each such candidate. It will determine the appropriate qualifications for directorship and will evaluate candidates against the requisite qualifications;

               (v) The Nominating Committee shall recommend its slate of directors or any individual nominee to the Board of Directors of the Company. Approval of any such nomination(s) by the Board of Directors shall be by Special Vote. In the event that the Board of Directors fails to approve a slate or any individual nominee proposed by the Nominating Committee, the Nominating Committee shall meet to propose another slate, or nominee, as the case may be, acceptable to the Board of Directors; and

                (vi)  Meetings  of the Nominating  Committee
     shall be held at such place as may from time to time be fixed by the Chairman thereof in the Notice of Meeting. Any meeting may be held without notice if all members are present or if notice is waived in writing either before or after the meeting by those not present. Two members of the Nominating Committee shall constitute a quorum and all decisions of the Nominating Committee shall require the affirmative vote of at least two members. The Nominating Committee may take action without a meeting upon unanimous written consent signed by all members of the Nominating Committee. Meetings of the Nominating Committee may be held by means of conference telephone or similar communications equipment and participation in such a meeting shall constitute presence in person at such meeting.

            (b) Notwithstanding any provision in this paragraph 1 to the contrary, if at any time it is determined that the composition of the Company's Board of Directors does not comply with applicable corporate governance rules contained in Section 3 of the New York Stock Exchange Listed Company Manual or similar rules of any national securities exchange or automated quotation system on which the Company's securities may be listed (the "Requirement"), the Nominating Committee shall meet to determine the action necessary to comply with the Requirement and shall recommend such action, including the nomination of an additional director or additional directors and the removal of any director or directors. The Board of Directors, by Special Vote, shall take such actions as are necessary to comply with the Requirement, but which to the extent possible shall be consistent with the intentions of the parties as set forth in this Agreement.

           (c) In the event that the Merger Agreement is terminated prior to consummation of the transactions contemplated thereunder, the Company's Board of Directors shall amend the bylaws of the Company with respect to the Nominating Committee of the Board of Directors to be consistent with the provisions set forth in this paragraph 1, except that the following provision shall be included in lieu of paragraph 1(a)(ii) above: "The slate of directors nominated by the Nominating Committee shall consist of ten
(10) persons, four (4) of whom shall have been proposed by the Chief Executive Officer of Delhaize (hereinafter the "Delhaize Designees"), two (2) of whom shall have been proposed by the Chief Executive Officer of the Company
(hereinafter the "CEO Designees"), and four (4) of whom shall be independent directors";

      2. Voting Agreement. At each election of directors of the Company, the Shareholders shall vote their voting shares as follows:

               (i) In the event cumulative voting is not in effect for such election, to elect the slate of directors proposed by the Nominating Committee and approved by the Board of Directors; and

               (ii) In the event cumulative voting is in effect for such election of directors, first, to the extent necessary, to elect the Delhaize Designees and thereafter to retain or remove any such Delhaize Designees as the Shareholders shall direct; second, to the extent possible, to elect the CEO
     Designees and thereafter to retain or remove any such CEO
     Designees as the CEO shall direct; and third, to the extent possible, to elect the independent directors nominated by the Nominating Committee and thereafter to retain or remove any such independent directors as the Nominating Committee shall direct. The Shareholders agree not to participate, directly or indirectly, in any effort to cause cumulative voting to be in effect for any election of directors of the Company.

     3.   Bylaws.

          (a) During the term of the Agreement, the Company's bylaws shall provide that the Board of Directors may not, without an affirmative vote of at least 70 percent of the directors ("Special Vote"):

                     (A)   Approve  the  nomination  of  any
     person  or  persons  for  election  to  the  Board   of
     Directors or elect a chief executive officer;

                     (B)   Authorize any contract  involving
     payment by the Company of cash or property valued in excess of $500,000, including, without limitation, the purchase, sale or leasing of property or the incurring of indebtedness, except transactions relating to the leasing or construction of stores, warehouses and related facilities or any other transaction in the ordinary course of business;

                      (C)    Approve  or  authorize  capital
     expenditures of more than $500,000 in any one instance or $1,000,000 in the aggregate in any fiscal year, except expenditures relating to the leasing or construction of stores, warehouses and related facilities or any other transaction in the ordinary course of business;

                     (D)  Authorize the issuance or sale  of
     stock or other securities of the Company or any subsidiary of the Company, or options or warrants for or obligations convertible into such stock or securities, except the issuance of stock options or stock or both, as the case may be, pursuant to the Company's 1996 Employee Stock Incentive Plan (and, upon adoption, the Company' 2000 Stock Incentive Plan), Employee Stock Purchase Plan and Employee Stock
     Ownership Plan and other employee benefit plans approved by the Board of Directors;

                     (E)   Sell  or otherwise dispose  of  a
     substantial part of the Company's assets other than in the ordinary course of business;

                     (F)  Amend the charter or the bylaws of
     the Company; or

                     (G)   Approve  for  submission  to  the
     shareholders of the Company for their approval a proposal for the amendment of the Company's charter or the merger or consolidation of the Company with or into any other corporation or the reorganization, recapitalization or liquidation of the Company; provided, that any Special Vote approving any action set forth in this paragraph 3(a) may specify other limitations which shall not be exceeded without a further Special Vote.

                 (b)   The  parties  acknowledge  that   the
     provisions of subparagraphs 3(a)(B), (C), (E), (F)  and
     (G) are currently set forth in the bylaws of the Company. Subparagraphs 3(a)(A) and 3(a)(D) shall be submitted to the shareholders of the Company at the next annual meeting of the shareholders for approval in accordance with the requirements of North Carolina law as an amendment to, and restatement of, Article 4, Sections 6(a) and (d), respectively, of the bylaws of the Company, and shall not be effective until such approval is granted. The Shareholders shall vote each share of common stock of the Company beneficially owned by them in favor of such approval. Until such time as such amendment and restatement of the bylaws is approved by the requisite shareholder vote of the Company, the current provisions of such sections in the bylaws shall remain in full force and effect.

      4. Term. This Agreement shall be effective for a term commencing on the date hereof and ending April 30, 2007; provided that this Agreement shall terminate in the event that the Shareholders' aggregate ownership of voting shares of the Company shall be reduced to less than 10% of the aggregate outstanding voting shares of the Company.

      5. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the Company, Delhaize and Detla and their respective successors and assigns until the expiration of the term of this Agreement. Any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Delhaize, Detla or the Company shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the respective parties would be required to perform it if no such succession had taken place.

     6. Assignment. Neither this Agreement nor any rights hereunder may be assigned without the prior written consent of the other parties hereto and prior to any assignment the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

      7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such state.

       8. Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument executed by the parties hereto and, in the case of the Company, approved by a Special Vote of its Board of Directors.

      9. Notices. Any notice or communication given pursuant hereto by any of the parties hereto to the other parties shall be in writing and personally delivered or mailed by registered or certified mail or by telegraphic means as follows:

                    If to Delhaize:

                         Etablissements Delhaize
                         Freres et Cie "Le Lion" S.A.
                         rue Osseghem, 53
                         1080 Brussels, Belgium

                    With a copy to:

                         Carl H. Amon III, Esq.
                         White & Case
                         1155 Avenue of the Americas
                         New York, New York 10036

                    If to Detla:

                         Delhaize The Lion America, Inc.
                         Suite 2160
                         Atlanta Plaza
                         950 East Pace Ferry Road
                         Atlanta, Georgia 30326

                    With a copy to:

                         Carl H. Amon III, Esq.
                         White & Case
                         1155 Avenue of the Americas
                         New York, New York 10036

                    If to the Company:

                         Delhaize America, Inc.
                         Post Office Box 1330
                         Salisbury, North Carolina 28145-1330

                    With a copy to:

                         Richard L. Wyatt, Jr.
                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1333 New Hampshire Ave., N.W.
                         Suite 400
                         Washington, D.C. 20036

or to such other address as hereafter shall be furnished in writing by any Shareholder to the other Shareholders.

      10. Entire Agreement. This Agreement sets forth the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including but not limited to the 1994 Shareholders' Agreement, dated as of September 15, 1994, by and among Delhaize, Detla, and the Company, which 1994 Shareholders' Agreement is hereby terminated.

       11.    No  Employment.   Nothing  contained  in  this
Agreement shall be construed to constitute an employment agreement with regard to any person.

      12.   Headings.   The headings in  the  Agreement  are
solely  for convenience of reference and shall be  given  no
effect  in  the  construction  or  interpretation  of   this
Agreement.

      13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the balance of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of such together shall constitute one and the same instrument.

            [The next page is the signature page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                         ETABLISSEMENTS DELHAIZE FRERES
                              ET CIE "LE LION" S.A.



                         By: Gui de Vaucleroy



                         By: Pierre-Olivier Beckers


                         DELHAIZE THE LION AMERICA, INC.



                         By: Pierre-Olivier Beckers
                         Its:

                         DELHAIZE AMERICA, INC.



                         By: R.William McCanless
                         Its: